FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 12, 2010 (November 8, 2010)

SouthPeak Interactive Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51869	20-3290391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Polo Parkway
Midlothian, Virginia 23113

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 378-5100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 8, 2010, SouthPeak Interactive Corporation (the “Company”) entered into Third Amendment to Registration Rights Agreements (collectively, the “Third Amendment”) with each of Diversified Opportunities Master Account, L.P., CNH CA Master Account, L.P., AQR Diversified Arbitrage Fund and Terry Phillips, the Company’s chairman.  The Third Amendment modifies the Registration Rights Agreement, dated as of July 19, 2010 (as amended by those First Amendment to Registration Rights Agreements, dated as of August 17, 2010, and the Amended and Restated Securities Purchase Agreement, dated August 31, 2010), which was entered into in connection with the sale by the Company of senior secured convertible notes (the “Notes”) and associated warrants, as detailed in the Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on July 22, 2010.

Pursuant to the Third Amendment, the initial filing deadline by which the Company must file a registration statement relating to the shares of common stock underlying the Notes and associated warrants (the “Initial Registration Statement”) has been extended to November 19, 2010. Pursuant to the Third Amendment, the initial effectiveness deadline by which the Initial Registration Statement must be declared effective by the SEC has been extended to January 31, 2011, in the event that the Initial Registration Statement is not subject to a full review by the SEC, or (ii) to March 15, 2011, in the event that the Initial Registration statement is subject to a full review by the SEC.  The description of the Third Amendment and the terms thereof are qualified in their entirety to the full text of the form of Third Amendment, which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Third Amendment to Registration Rights Agreement, dated as of November 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2010

SouthPeak Interactive Corporation

By:	/s/ Reba McDermott
Reba McDermott, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Form of Third Amendment to Registration Rights Agreement, dated as of November 8, 2010.